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                                                                  Exhibit 10.111

                 THIRD AMENDMENT AND ASSIGNMENT OF INDUSTRIAL
                 --------------------------------------------
                       REAL ESTATE LEASE, AND CONSENT TO
                       ---------------------------------
                  ASSIGNMENT OF INDUSTRIAL REAL ESTATE LEASE
                  ------------------------------------------

          This Third Amendment and Assignment of Industrial Real Estate Lease, and Consent to Assignment of Industrial Real Estate Lease (this "Agreement") is made effective as of the the earlier of execution of the Agreement by all parties or July 24, 2000 by and between AMERICAN NATIONAL INSURANCE COMPANY, a Texas insurance corporation ("Landlord"), PALL CORPORATION, a New York corporation ("Assignor") and SPACEHAB, INC., a Washington corporation ("Assignee").

          WHEREAS, Landlord, as Landlord, and Assignor, as Tenant, entered into that certain Industrial Real Estate Lease dated March 15, 1998, which was amended pursuant to that First Amendment to Industrial Real Estate Lease dated August 31, 1998 and which was further amended pursuant to that Second Amendment to Industrial Real Estate Lease and Consent to Sublease dated December 14, 1999 (collectively, the "Lease") with respect to the property located at 12130 State Highway 3, Houston, Harris County, Texas as described in Exhibits "A" and "B" of the Lease (the "Property");

          WHEREAS, Assignor hereby assigns all of its interest and rights as Tenant pursuant to the Lease to Assignee (all rights of Assignor as Tenant thereby inuring to Assignee's benefit) and Assignee hereby assumes and agrees to perform all of the covenants and obligations of Assignor described in the Lease as same may be modified as provided herein;

          WHEREAS, such assignment requires the consent of Landlord pursuant to the Lease;

          WHEREAS, Landlord hereby approves the assignment of Assignor's interest in the Lease to Assignee with a sublease back to Assignor of a portion of Assignee's interest in the Lease;

          WHEREAS, the parties agree that all provisions of Section 9 of the Lease are hereby consented to or waived;

          WHEREAS, Landlord and Assignee desire to amend the Lease as provided herein; and

          WHEREAS, Assignor hereby approves the amendment of the Lease by Landlord and Assignee to the Lease; provided, however, that it is agreed by the parties hereto that Assignor's obligations pursuant to the Lease shall be limited to those obligations contained within the Lease immediately prior to this Agreement.

          NOW, THEREFORE, in consideration of $10.00 paid to Landlord, and the following mutual covenants and agreements, the parties hereto agree as follows:

          (1) The terms and conditions of this Agreement shall be effective the earlier of execution of the Agreement by all parties or July 24, 2000.
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          (2)  Terms defined in the Lease and delineated herein by initial capital letters shall have the same meaning ascribed thereto in the Lease, except to the extent that the meaning of such term is specifically modified by the provisions hereof. In addition, other terms not defined in the Lease but defined herein will, when delineated with initial capital letters, have the meanings ascribed thereto in this Agreement. Terms and phrases, which are not delineated by initial capital letters, shall have the meanings commonly ascribed thereto.

          (3)  Assignor and Assignee agree to the following:

               (a) Commencing the earlier of execution of the Agreement by all parties or July 24, 2000 ("Assignment Commencement Date") Assignee shall lease" approximately 14,000 square feet out of Building 2 as indicated on Exhibit "A-1" attached hereto and approximately 3,600 square feet out of Building 1 as indicated on Exhibit "A-2" attached hereto ("Phase I Property").

               (b) Commencing October 1, 2000, Assignee shall lease the total Property.

               (c) Assignor shall provide Assignee with three (3) keys to the Phase I Property and total Property on the dates indicated in subparagraphs (3)(a) and 3(b) above. Assignee shall have access to the Phase I Property and the Property twenty-four (24) hours per day, seven (7) days per week.

               (d) Assignor shall remove its personal property and equipment not purchased by Assignee from the Phase I Property and Property and deliver same to Assignee on the above dates in "AS-IS", broom-clean condition, and Assignee shall accept the Partial Property and Property in "AS-IS", broom-clean condition. After delivery to Assignee, Assignor shall not be responsible for the removal upon expiration of the Lease, of any alterations, additions or improvements installed by Assignor or on Assignor's behalf at the Commencement of the Lease. Assignee acknowledges that neither Assignor nor any agent of Assignor has made any representation as to the condition of the Property or the suitability of the property for Assignee's intended use. Assignee has made its own inspection of and inquiry regarding the condition of the Property and is not relying on any representations of Assignor or any broker with respect thereto.

               (e) Notwithstanding the above, it is understood and agreed that Assignor will provide Assignee with immediate access for estimating and planning purposes to that portion of Building I as described in Exhibit A-3 ("Build-out Space"). Assignee may begin construction of Assignee's improvements to the Build-out Space no

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               later than September 1, 2000 or earlier by arrangement with
               Assignor. Should the Assignor fail to provide Assignee with access to the Build-out Space for construction purposes by September 1, 2000 or the Phase I Property described in Exhibits "A-1" and "A-2" by the earlier of execution of the Agreement by all parties or July 24, 2000 or should Assignor fail to vacate the total Property by September 30, 2000, Assignee's obligation for Base Rent and Other Charges Payable by Tenant shall be delayed one (1) day for every day of delay for that portion of the Property that was not delivered to Assignee within the outlined time periods. If Assignor fails to vacate the total Property by November 30, 2000, Assignee shall have the right to terminate this Agreement.

               (f) For the period beginning on the Assignment Commencement Date and continuing through September 31, 2000, Assignee shall pay to Assignor the Base Rent as calculated as follows and a pro rata portion of Other Charges Payable by Tenant for the Phase I Property as provided in the Lease:

               Building 1 -    3,600 s.f. x $0.39/s.f./mo   =    $1,404.00/mo
               Building 2 -   14,000 s.f. x $0.30/s.f/mo    =     4,200.00/mo
                                                                 ------------
                                                                 $5,604.00/mo

               On the first day of each month, Assignee shall pay to Assignor the Base Rent, in advance, without offset or deduction or prior demand, except as otherwise set forth herein. The Base Rent shall be payable at Assignor's address or at such other place as Assignor may designate in writing.

               (g) Beginning October 1, 2000 and continuing through the Expiration Date, Assignee shall pay directly to Landlord the Rent and Other Charges as provided in the Lease.

               (h) Commencing October 1, 2000 through January 31, 2001 Assignor shall sublease from Assignee approximately 4,000 square feet out of Building 1 as indicated on Exhibit "A-4" attached hereto. Assignor shall pay to Assignee Rent as follows together with a pro rata portion of Other Charges Payable by Tenant and execute the Sublease attached as Exhibit B-1:

               Building 1 -   4,000 s.f. x $0.39/s.f./mo    =      $1,560.00/mo

               (i) Except as set forth herein, Assignee agrees to (i) lease the Property beginning on the Assignment Commencement Date and ending on the Expiration Date; (ii) pay the Rent and a pro rata portion of Other Charges Payable by Tenant as provided in (3)(d)

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               and (3)(e) above; (iii) obey all laws, rules and regulations, and terms of the Lease; (iv) indemnify, defend, and hold Assignor harmless from any loss, attorney's fees, court and other costs, or claims arising out of the use of the Property or resulting from Assignee's failure to comply with the Lease; (v) maintain Liability Insurance in the types and amounts stated in the Lease with Assignor named as an additional insured; and (vi) deliver certificates of insurance to Assignor and Landlord before the Assignment Commencement Date and thereafter when requested.

               (j) Assignee agrees not to (i) use the Property for any purpose other than the Permitted Assignment Use defined in subparagraph
               (3)(k) of this Agreement; (ii) create a nuisance; (iii) permit any waste; (iv) use the Property in any way that is hazardous, would increase insurance premiums, or would void insurance on the Property; (v) alter the Property in any way without Landlord's and Assignor's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned; (vi) allow a lien to be placed on the Property; or (vii) assign or sublease except as set forth herein any portion of the Property without Landlord's and Assignor's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned.

               (k) The Property shall be occupied by SPACEHAB, INC. or its affiliates and shall be used for office, engineering, analysis, fabrication and/or manufacturing ("Permitted Assignment Use").

               (l) Notwithstanding anything to the contrary contained herein, Assignor shall not (i) take any action inconsistent with the terms of the Lease; (ii) do or permit to be done by its agents, contractors, employees, invitees, visitors or licensees, anything prohibited by Assignor as Tenant under the Lease, or which would constitute, with or without the giving of notice or the passage of time or both, a default under the Lease or would cause the Lease to be amended in a manner that would materially and adversely affect any of Assignee's rights or obligations hereunder, or which would cause the Lease to be cancelled, terminated or forfeited. Assignor shall indemnify, defend and hold harmless Assignee from and against all claims, liabilities, losses and damages of any kind that Assignee may incur by reason of, resulting from or arising out of, any breach of the foregoing covenant.

               (m)  Assignee shall not be required to pay a security deposit.

               (n) Assignee shall indemnify, protect, defend and hold Assignor, its agents and employees, if any, and the Property, harmless from and against any and all loss of rents and/or

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               damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and attorney's and consultants fees ("Environmental Damages") arising out of or involving any Hazardous Substance or underground storage tank introduced onto the Property after the Assignment Commencement Date, other than by Assignor or its agents pursuant to Section 5.03 of the Lease or by Landlord or its agents pursuant to Sections 5.02 and 6.02 of the Lease, and prior to the Expiration Date. Assignee's obligations under this paragraph shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created by Assignee and the cost of the investigation (including consultant's and attorney's fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the Expiration Date of the Lease. No termination, cancellation or release agreement entered into by Assignee and Assignor and/or Landlord shall release Assignee from its obligations under this Agreement with respect to Hazardous Substances unless specifically agreed to by Assignor in writing at the time of such agreement.

               (o) Assignor shall indemnify, protect, defend and hold Assignee, its agents and employees, if any, and the Property, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and attorney's and consultants fees ("Environmental Damages") arising out of or involving any Hazardous Substance or underground storage tank introduced onto the Property by Assignor after March 15, 1998 and until the Assignment Commencement Date, other than by Landlord or its agents pursuant to Sections 5.02 and 6.02 of the Lease. Assignor's obligations under this paragraph shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created by Assignor and the cost of the investigation (including consultant's and attorney's fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the Expiration Date of the Lease. No termination, cancellation or release agreement entered into by Assignee and Assignor and/or Landlord shall release Assignor from its obligations under this Agreement with respect to Hazardous Substances unless specifically agreed to by Assignee in writing at the time of such agreement.

               (p) In addition to Paragraph (3)(n) above, Assignee shall INDEMNIFY, DEFEND and HOLD HARMLESS Assignor from and against all claims caused by any of the following ("Assignee Liability"): (i) Assignee's use or occupancy of the Property; (ii)

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               the conduct of Assignee's business or anything else done or permitted by Assignee to be done in or about the Property; (iii) any breach or default in the performance of Assignee's obligations under this Agreement; (iv) any misrepresentation or breach of warranty by Assignee under this Agreement; or (v) other acts, omissions or strict liability of Assignee. Assignee shall reimburse Assignor for any attorney's fees or costs incurred by Assignor in connection with any such Assignee Liability. As a material part of the consideration to Assignor, Assignee assumes all risk of damage to the Property or injury to persons (including death) in or about the Property at the instance of or request of or attendant to the business or pleasure of Assignee, and Assignee hereby WAIVES all such claims in respect thereof against the Assignor.

               (q) In addition to Paragraph (3)(o) above, Assignor shall INDEMNIFY, DEFEND and HOLD HARMLESS Assignee from and against all claims caused by any of the following ("Assignor Liability"): (i) Assignor's use or occupancy of the Property; (ii) the conduct of Assignor's business or anything else done or permitted by Assignor to be done in or about the Property; (iii) any breach or default in the performance of Assignor's obligations under this Agreement; (iv) any misrepresentation or breach of warranty by Assignor under this Agreement; or (v) other acts, omissions or strict liability of Assignor. Assignor shall reimburse Assignee for any attorney's fees or costs incurred by Assignee in connection with any such Assignor Liability. As a material part of the consideration to Assignee, Assignor assumes all risk of damage to the Property or injury to persons (including death) in or about the Property at the instance of or request of or attendant to the business or pleasure of Assignor, and Assignor hereby WAIVES all such claims in respect thereof against the Assignee.

               (r) As between Assignor and Assignee, ASSIGNOR SHALL NOT BE LIABLE FOR ANY DAMAGE OR INJURY TO THE PERSON, BUSINESS (OR ANY LOSS OF INCOME THEREFROM), GOODS, WARES, MERCHANDISE OR OTHER PROPERTY OF ASSIGNEE, ASSIGNEE'S EMPLOYEES, INVITEES, CUSTOMERS, OR ANY OTHER PERSON IN OR ABOUT THE PROPERTY, INCLUDING, WITHOUT LIMITATION, SUCH DAMAGE OR INJURY CAUSED BY OR RESULTING FROM:
               (I) FIRE, STEAM, ELECTRICITY, WATER, GAS OR RAIN; (II) THE BREAKAGE, LEAKAGE, OBSTRUCTION OR OTHER DEFECTS OF PIPES, SPRINKLERS, WIRES, APPLIANCES, PLUMBING, AIR CONDITIONING OR LIGHTING FIXTURES OR ANY OTHER CAUSE; (III) CONDITIONS ARISING IN OR ABOUT THE PROPERTY OR FROM OTHER SOURCES OR

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               PLACES; OR (IV) ANY ACT OR OMISSION OF ANY THIRD PARTY,
               INCLUDING, WITHOUT LIMITATION, CRIMINAL ACTS.

               (s) As between Assignor and Assignee, DURING ANY PERIOD OF TIME IN WHICH ASSIGNOR IS OCCUPYING ANY PART OF THE PROPERTY, ASSIGNEE SHALL NOT BE LIABLE FOR ANY DAMAGE OR INJURY TO THE PERSON, BUSINESS (OR ANY LOSS OF INCOME THEREFROM), GOODS, WARES, MERCHANDISE OR OTHER PROPERTY OF ASSIGNOR, ASSIGNOR'S EMPLOYEES, INVITEES, CUSTOMERS, OR ANY OTHER PERSON IN OR ABOUT THE PROPERTY, INCLUDING, WITHOUT LIMITATION, SUCH DAMAGE OR INJURY CAUSED BY OR RESULTING FROM: (I) FIRE, STEAM, ELECTRICITY, WATER, GAS OR RAIN; (II) THE BREAKAGE, LEAKAGE, OBSTRUCTION OR OTHER DEFECTS OF PIPES, SPRINKLERS, WIRES, APPLIANCES, PLUMBING, AIR CONDITIONING OR LIGHTING FIXTURES OR ANY OTHER CAUSE; (III) CONDITIONS ARISING IN OR ABOUT THE PROPERTY OR FROM OTHER SOURCES OR PLACES; OR (IV) ANY ACT OR OMISSION OF ANY THIRD PARTY, INCLUDING, WITHOUT LIMITATION, CRIMINAL ACTS.

               (t) Simultaneously with the execution of this Agreement, Assignor and Assignee have executed the Mutual Non-Disclosure Agreement attached hereto as Exhibit "C". Assignee agrees that during any period in which Assignor and Assignee are jointly occupying the Property, a condition to any individual entering the Property shall be that individual's signing, before entry, a confidentiality and nondisclosure agreement in the form attached as Exhibit "D" to the Lease.

               (u) Assignee leases the Property subject to a Sublease dated November 5, 1999 by and between Assignor and Performance Diesel, Inc. This sublease may not be amended or modified without Assignor's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned.

               (v) Defaults by Assignee and Remedies by Assignor are the same as those described for Tenant and Landlord in Article Ten of the Lease.

               (w) Upon default by Assignee, Assignor has all the rights of Landlord under the Lease as to Assignee.

                                       7
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               (x)  If either Assignor or Assignee retains an attorney to enforce the provisions of this Agreement, the party prevailing in litigation is entitled to recover reasonable attorney's fees, court and other costs.

          (4) By the execution of this Agreement, Landlord hereby approves and consents to the assignment of the Lease by Assignor to Assignee. Landlord agrees to notify Assignor in the event of any monetary or non-monetary event of default by Assignee and to give Assignor a reasonable amount of time to cure said default. It is recognized and agreed by all parties hereto that Paragraph (10) of this Agreement is an amendment to the Lease and failure to pay the full, increased amount of Base Rent described therein shall be an event of default pursuant to the Lease. Accordingly, in the event Assignee fails to pay such full, increased amount, Assignor would be required to timely pay such full, increased amount in order to cure such default; however, anything to the contrary in this Agreement and the Lease notwithstanding, it is agreed by the parties that in the event of a monetary default by Assignee, as long as the Base Rent and Other Charges Payable by Tenant ("Assignor's Rent") prior to the increase described in Paragraph (10) of this Agreement are current, Assignor, for a period of no more than six (6) months from the date of such default shall be permitted to utilize the provisions described in the three ensuing sentences hereto and Landlord may pursue its remedies against Assignee. Landlord shall not unreasonably interfere with Assignor's attempts to mitigate Assignor's obligations provided in Paragraph (11) of this Agreement. In the event of a monetary default by Assignee, Landlord shall not unreasonably deny Assignor's requests to permit Assignor and Assignor's agents and representatives to have access to the Property in order to market the Property for lease to a replacement assignee or sublessee ("Transferee") for the Property. Should Assignor identify a Transferee pursuant to Article Nine of the Lease, Landlord shall not require payment of the increase in the Base Rent provided in Paragraph
(10) of this Agreement for the period of time (to be agreed to by Landlord and Assignor but in no event more than six [6] months) from Assignee's monetary default until the commencement of payment of Base Rent by Transferee, as a condition for Landlord's approval of the Transferee; provided, however, that nothing in the preceding language shall preclude Landlord from pursuing and obtaining such amounts from Assignee. Notwithstanding any other provision of this Agreement, the Lease or otherwise, in no event shall Assignor be personally liable with respect to that portion of the Base Rent and Other Charges Payable which exceed the amount of Assignor's Rent prior to the increase thereof described in Paragraph (10) of this Agreement.

          (5) By the execution of this Agreement, Assignee assumes and agrees to pay all sums required to be paid by Tenant pursuant to the Lease from and after the date hereof, and to perform all of the covenants and obligations of Assignor as Tenant pursuant to the Lease from and after the date hereof.

          (6)  Landlord and Assignee agree to amend the Lease as follows:

               (a)  Landlord's Access.  Section 5.06 as it relates to Assignee
                    -----------------
               is hereby amended as follows:

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               "Any tour or showing of the Property by Landlord or its agents must be accompanied by Assignee's escort. Any tours of the Property by prospective tenants shall be only during the last six
               (6) months of the Term. Landlord may show the Property to potential purchasers thereof at any time with prior notice and accompanied by Assignee's escort."

               (b)  Alterations, Additions and Improvements.  Section 6.05 as it
                    ---------------------------------------
               relates to Assignee is hereby amended as follows:

               "Landlord shall advise Assignee, at the time of Landlord's approval of Assignee's alterations, additions or improvements, of any requirement by Landlord as to the removal of any such alteration, addition or improvement upon termination of the Lease."

               (c)  Condition Upon Termination.  Section 6.06 is hereby amended
                    --------------------------
               as follows:

               "Assignor shall not be responsible for the removal of any alterations, additions and improvements installed by Assignor or on Assignor's behalf upon expiration of the Lease."

               (d)  Right of First Refusal to Purchase the Property.  Exhibit
                    -----------------------------------------------
               "C" to the Lease is hereby amended to include a bona fide written offer to purchase the Optional Land A and/or B only. It is agreed that the definition of "Optional Expansion Land" means the Optional Land A & B as shown on Exhibit "B-2" of this Agreement. Assignor agrees that so long as Assignee is not in default under the terms of the Lease, Assignor has no rights with respect to such Right of First Refusal which shall hereafter run in favor of Assignee. However, should Assignee be in default which default remains uncured and Assignor exercises any of its rights or remedies, Assignor shall notify Landlord of such exercise and the Right of First Refusal shall cease to run in favor of Assignee and after said notice shall run in favor of Assignor.

               (e)  Notices.  Section 13.06 is hereby deleted in its entirety
                    -------
               and replaced with the following:

               "All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant/Assignor shall be delivered to the address specified in
               Section 1.03 above, with copies to:

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                    Mary Ann Bartlett, Secretary
                    Pall Corporation
                    2200 Northern Boulevard
                    East Hills, New York  11548

               Notices to Landlord shall be delivered to the address specified in Section 1.02 above, with copies of such notices to:

                    James M. Itin
                    Greer, Herz, & Adams
                    One Moody Plaza, 18th Floor
                    Galveston, Texas  77550

               Notices to Assignee shall be delivered to the following address:

                    SPACEHAB, INC.
                    555 Forge River Road, Suite 150
                    Webster, TX  77598
                    Attn: Scott Hanson, Vice President of Finance and Administration

               Upon the Assignment Commencement Date, the Property shall be Assignee's address for notice purposes.

               All notices shall be effective upon delivery. Either party may change its notice address upon written notice to the other parties."

          (7) Landlord hereby authorizes Assignee and its contractors to perform the work (plans to be approved by Landlord and Assignor in their reasonable judgment) to widen the overhead door on the south side of Building 2 to 20 feet. It is understood and agreed that the work will be performed by mutually acceptable contractors. The work will be done in such a manner as to maintain the integrity of the structure. In addition, Assignee shall have the right to construct additional parking in the location described on Exhibit B-3.

          (8) Landlord and Assignor represent to Assignee that as of the effective date or this Agreement, Landlord and Assignor are not aware of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under the Lease by Landlord or Assignor as Tenant.

          (9)  Landlord hereby confirms the following to Assignee:

               (a) There are no documents pertaining to the Property other than the March 15, 1998 Industrial Real Estate Lease, the August 31, 1998 First Amendment to Industrial Real Estate Lease and the December 14, 1999 Second Amendment to Industrial Real Estate Lease (collectively, the "Lease"). The Lease represents the entire agreement with respect to the Property between Landlord and Assignor as Tenant.

               (b)  Landlord has not assigned its interest in the Lease.

               (c)  Base Rent and Other Charges Payable by Tenant are current.

         (10) Subject to the conditions described below, Landlord shall provide Assignee with an amount up to $380,000 to be utilized by Assignee for improvements to the Property ("Improvement Allowance"). The Improvement Allowance shall be funded by Landlord to Assignee, from time to time, only in the event that each and every of the following conditions are met:

               (a) Assignee must submit the plans and details as well as a budget (collectively, the "Budget") with respect to such expenditures to Landlord and obtain Landlord's written consent for such Budget, such consent not to be unreasonably withheld, conditioned or delayed.

               (b) Assignee must have funded expenditures for work included in the approved Budget in an amount equal to the total amount described in the Budget less $380,000.00, and provide satisfactory evidence of such expenditures to Landlord. (In the event the total expenditures in the Budget are equal to or less than $380,000, Assignee shall not be required to make any non-reimbursable payments for work described in the Budget, and this
               Section 10(b) shall be of no force or effect whatsoever.)

               (c) Assignee must present Landlord with a copy of a paid receipt showing such expenditure has been made.

               (d) The expenditures may include the work described in Section 7 above.

               (e) The expenditure must be for work made on or to the Property to either improve the Property or to customize the Property for Assignee's use thereof, including, but not limited to, telephone and data cabling equipment.

               (f) Landlord shall not be obligated to reimburse Assignee for more than $380,000.00 cumulatively. And

               (g) Assignee is not then in default pursuant to any other terms of the Lease.

          Beginning December 1, 2000, the Base Rent shall be increased by an amount equal to $380,000.00 amortized over the remaining term of the Lease at a rate of ten percent (10%) per annum, regardless of whether Landlord has then funded the full amount of the Improvement Allowance (i.e. $380,000.00).

          Notwithstanding any provision in this Agreement, in the event the payment of the Improvement Allowance by Landlord and the payment of the increased Base Rent by Assignee is deemed to be a loan, it is expressly provided that in no case or event should the aggregate amounts, which by applicable law are deemed to be interest with respect to such arrangement ever exceed the "Maximum Nonusurious Rate" (as defined below). In this connection, it is expressly stipulated and agreed that it is the intention of the parties hereto to contract in strict compliance with applicable usury laws of the State of Texas and/or the United States from time to time in effect. Nothing in the above-described arrangement shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Nonusurious Rate. If under any circumstances the aggregate amounts which are deemed to be interest hereunder, would produce an interest rate greater than the Maximum Nonusurious Rate, the Assignee and Assignor stipulate that the amounts will be deemed to have been paid, charged or contracted for as a result of an error on the part of the party obligated for the payment the deemed interest and the Landlord and upon discovery of the error or upon notice thereof from the party making such payment, Landlord shall, at its option, refund the amount of such excess payment or credit the excess payment against any other amount due under the Lease. In addition, all sums paid or agreed to be paid to the Landlord for the use, forbearance or detention of monies shall be, to the extent permitted by applicable law, amortized, prorated, allocated and spread through the full stated term to the Lease so that the amount of interest on account of the indebtedness evidenced hereby does not exceed the maximum permitted by law. At all times, if any, as Title Four of the Texas Finance Code shall establish the maximum nonusurious rate, the "Maximum Nonusurious Rate" shall be the highest permitted rate based upon the "weekly ceiling" (as defined in Title Four of the Texas Finance Code) from time to time in effect.

          (11) By the execution of this Agreement, Assignor hereby approves and consents to the amendment of the Lease by Landlord and Assignee, provided however that it is agreed by the parties hereto that except as they are specifically amended by this Agreement, Assignor's obligations as Tenant pursuant to the Lease shall be limited to those obligations (including future obligations) of Assignor as Tenant contained within the Lease immediately prior to this Agreement and Landlord agrees to look solely to Assignee for the performance of any obligations stated herein that expand Tenant's obligations beyond that of Tenant contained within the Lease immediately prior to this Agreement.

          (12) This Agreement shall not affect the continuing obligations of the Assignor in connection with the Lease, and the parties agree that execution of this Agreement shall not release Assignor from any of its obligations thereunder.

          (13) The parties hereto agree that Landlord's approval of the assignment to Assignor does not and shall not be a waiver of Landlord's rights to consent to any future transfer and enforce any provisions of the Lease prohibiting the sublease or

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

assignment thereof, and that said provisions remain in full force and effect. With Landlord's and Assignor's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned, Assignee shall have the right to make any modifications to the Building and/or Land that are necessary to conduct its business.

          (14) Nothing herein contained shall in any way impair the Lease, nor, except as specifically stated herein and agreed to by all parties hereto, alter, waive, annul, vary, nor affect any provision, condition or covenant therein, it being the intent of the parties that the Lease shall continue in full force and effect.

          (15) The parties hereby agree that any subsequent amendment, modification or variance to the Lease between Landlord and Assignee that affects Assignor must be approved by Assignor, which approval shall not be unreasonably withheld, delayed or conditioned.

          (16) It is agreed by the parties that Assignee's occupation of the Property as amended by this Agreement will occur in phases and that Assignor will continue to occupy some or all portions of the Property from and after the date hereof. Assignor's and Assignee's occupation of the Property as agreed to herein, has been agreed to by and between Assignor and Assignee, without Landlord's intervention. Assignor's and/or Assignee's inability to occupy the Property due to either party's failure to vacate the Property in accordance with Assignor's and Assignee's agreement relating to same or due to Assignor's or Assignee's breach of any of the obligations described in Section 3 herein to the other party, shall not relieve Assignor and Assignee from their obligations with respect to Landlord and both Assignor (subject to Paragraph 6 hereof) and Assignee shall remain fully obligated for all terms, obligations and conditions of Tenant pursuant to the Lease, including, without limitation, timely payment of the Rent stated in the Lease.

          (17) Except as expressly amended by the provisions hereof, the terms and provisions contained in the Lease shall continue to govern the rights and obligations of the parties, and all provisions and covenants in the Lease shall remain in full force and effect as stated therein, except to the extent specifically modified by the provisions of this Agreement.

          (18) This Agreement may be simultaneously executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument, which shall be sufficiently evidenced by any such counterpart.

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

          IN WITNESS WHEREOF, Landlord, Assignor and Assignee have executed this Agreement in multiple counterparts to be effective on the date first written above.

LANDLORD:                                  AMERICAN NATIONAL INSURANCE COMPANY,
                                           a Texas insurance corporation

                                           By:__________________________________
                                           Name:________________________________
                                           Its:_________________________________


ASSIGNOR:                                  PALL CORPORATION,
                                           a New York corporation

                                           By:__________________________________
                                           Name:________________________________
                                           Its:_________________________________


ASSIGNEE:                                  SPACEHAB, INC,
                                           a Washington corporation

                                           By:__________________________________
                                           Name:________________________________
                                           Its:_________________________________

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